As filed with the Securities and Exchange Commission on August 14, 1995

                                                   Registration No. _________

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CFX CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

           New Hampshire                               02-0402421
   (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
of Incorporation or Organization)

          102 Main Street
       Keene, New Hampshire                               03431
           (603)352-2502                               (Zip Code)
      (Address of Principal
        Executive Offices)

                               CFX CORPORATION
                           1995 STOCK OPTION PLAN
                          (Full title of the Plan)

                               Peter J. Baxter
                   President and Chief Executive Officer
                               CFX Corporation
                               102 Main Street
                         Keene, New Hampshire  03431
                               (603) 352-2502
            (Name, Address, Telephone Number, Including Area Code
                      of Agent for Service of Process)

                         Copy of Communications to:

                           Paul C. Remus, Esquire
                          Devine, Millimet & Branch
                           Professional Association
                              111 Amherst Street
                       Manchester, New Hampshire  03105

                       CALCULATION OF REGISTRATION FEE

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
                                                                       Proposed
                                                Proposed               Maximum
Title of Securities            Amount to        Maximum Offering       Aggregate         Amount of
to be Registered               be Registered    Price Per Share(1)     Offering Price    Registration Fee

Common Stock
 66 2/3 cents par value,
 Issued Pursuant               337,500          $17.31                 $5,842,969        $2,014.82
 to 1995 Stock Option          Shares
 Plan

(1) Calculated in accordance with Rule 457(h)(1) and Rule 457(c) on the basis of the average of the high ($17 5/8) and low ($16 3/4) prices of the Common Stock of CFX Corporation on August 10, 1995 reported on the American Stock Exchange.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated in and made a part of this registration statement by reference as of their respective dates:

      (1) The Registrant's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1994.

      (2) The Registrant's Quarterly Report filed on Form 10-Q for the quarter ended March 31, 1995.

      (3)  The Registrants's Current Report on Form 8-K filed on June 19,
1995.

      (4) The description of the Registrant's Common Stock contained in a Registration Statement filed by Cheshire Financial Corporation (now known as CFX Corporation) on Form 8-A, dated November 3, 1990, and any amendment or report filed for the purpose of updating such description.

      All documents hereinafter filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ("1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      A description of the Registrant's Common Stock to be offered is not provided in this registration statement because such class of the Registrant's securities is registered under Section 12 of the 1934 Act.

Item 5. Interests of Named Experts and Counsel.

      Neither the Registrant's independent auditors, Wolf & Company, P.C. and Ernst & Young LLP, nor the Registrant's counsel, Devine, Millimet & Branch, Professional Association, nor any individual employed by or associated with such firm or individual in a professional capacity, was employed by the Registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its subsidiaries or was connected with the Registrant or any of its subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

      Under New Hampshire law, a corporation has the power to indemnify any director or officer or former director or officer of the corporation, or any person who may have served, at its request, as a director of officer of another corporation, against expenses actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, civil, criminal, administrative or investigative, in which he is a party or is threatened to be made a party by reason of being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The Registrant's By-Laws contain the following provision in connection with indemnification of directors and officers.

                 Any person, or the heirs, executors, or administrators of any such person, who has been made a party to any action, suit or proceeding by reason of the fact that such party, or person whose legal representa-tive or successor such party is, was or is a director, officer or employee of the Corporation or of any corporation, partnership, firm or organization which that person serves or has served in any such capacity at the request of the Corporation, may be indemnified and reimbursed by the Corporation for expenses, including attorneys' fees, and for such amount of any judgement, money decree, fine, penalty or settlement for which that person may have become liable as the Board of Directors may deem reasonable, but only to the extent actually incurred by such person in connection with the defense or the reasonable settlement of any such action, suit or proceeding, or any appeal therein; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter as to which such party, or the person whose legal representative or successor such party is, is finally adjudged in such action, suit or proceeding not to have acted in good faith in the reasonable belief that the action or failure to act of the person was in the best interest of the Corporation; and provided further that no person shall be so indemnified or reimbursed in respect of any such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction or a majority of the Board of Directors exclusive of those Directors who are parties to the same or substantially the same action, suit or proceeding. The foregoing right of indemnification and reimbursement shall not be exclusive of other rights of indemnification and reimbursement shall not be exclusive of other rights to which such person, or the heirs, executors or administrators of that person may be entitled as a matter of law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

      As no restricted securities will be reoffered or resold pursuant to this registration statement, this item is not applicable.

Item 8. Exhibits.

                Exhibit Index

Number          Exhibit

 *4.1 Articles of Incorporation and By-Laws of CFX Corporation, as amended.

  5.1 and 23.1  Opinion and Consent of Devine, Millimet & Branch,
                Professional Association

 10.1 Lease dated February 14, 1995, by and between Duffy Wall Street L.L.C. and CFX Bank.

 23.2           Consent of Wolf & Company, P.C.

 23.3           Consent of Ernst & Young LLP

 24.l           Power of Attorney (See page preceding Signature Page)

 99.1           CFX Corporation 1995 Stock Option Plan

 99.2           Stock Option Agreement Forms

    99.2.1      Form of Incentive Stock Option Agreement

    99.2.2      Form of Non-Qualifying Stock Option Agreement

 99.3 List of Companies Whose Employees are Eligible to Participate in CFX Corporation 1995 Stock Option Plan

*  Incorporated herein by reference to Exhibit 3 to the Registration
   Statement on Form S-4 of the Registrant, No. 33-56875 effective January 13, 1995.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to the extent that the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              POWER OF ATTORNEY

      Each of CFX Corporation (the "Company") and the undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Peter J. Baxter and Mark A. Gavin and each of them acting individually, its and his or her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officers' and Directors' capacity or capacities shown below, this Registration Statement and any and all documents in support of this Registration Statement or supplemental thereto, and any and all amendments, including any and all post-effective amendments to the foregoing; and each of the Company and said Officers and Directors hereby grants to said attorneys, and to any one or more of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as the Company might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Company and said Officers and Directors hereby ratifies, confirms and approves all acts and things which said attorneys or attorney might do or cause to be done by virtue of this Power of Attorney and its or his or her signature as the same may be signed by said attorneys or attorney, or any one or more of them to this Registration Statement and any and all amendments thereto, including any and all post-effective amendments to the foregoing.

      IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be signed on its behalf, and each of the undersigned Officers and Directors thereof in the capacity or capacities noted has hereunto set his or her hand, on the dates indicated below.

                                       CFX CORPORATION

Dated: June 13, 1995                   By: /s/ Peter J. Baxter
                                           Peter J. Baxter, President and
                                           Chief Executive Officer


Name                           Title                      Date


/s/ Richard B. Baybutt         Director                   June 13, 1995
Richard B. Baybutt

/s/ Peter J. Baxter            Director                   June 13, 1995
Peter J. Baxter                President and Chief
                               Executive Officer
                               (Principal
                               Executive Officer)

/s/ Christopher V. Bean        Director                   June 13, 1995
Christopher V. Bean

/s/ Calvin L. Frink            Director                   June 13, 1995
Calvin L. Frink                Executive Vice
                               President

/s/ Eugene E. Gaffey           Director                   June 13, 1995
Eugene E. Gaffey

/s/ Mark A. Gavin              Chief Financial            June 13, 1995
Mark A. Gavin                  Officer (Principal
                               Financial Officer)

/s/ Elizabeth Sears Hager      Director                   June 13, 1995
Elizabeth Sears Hager

/s/ Douglas S. Hatfield, Jr.   Director                   June 13, 1995
Douglas S. Hatfield, Jr.

/s/ Phillip A. Mason           Director                   June 13, 1995
Phillip A. Mason

/s/ Emerson H. O'Brien         Director                   June 13, 1995
Emerson H. O'Brien

/s/ L. William Slanetz         Director                   June 13, 1995
L. William Slanetz

/s/ Gregg R. Tewksbury         Corporate Controller       June 13, 1995
Gregg R. Tewksbury             (Principal Accounting
                               Officer)


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keene, State of New Hampshire on July 21, 1995.

                                       CFX CORPORATION

                                       By: /s/
                                       Mark A. Gavin, Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

 ........................................................
Principal Executive Officer:                           :
                                                       :
Peter J. Baxter, President and Chief Executive Officer :
                                                       :
Principal Financial Officer:                           :
                                                       :
Mark A. Gavin, Chief Financial Officer                 :
                                                       :
Principal Accounting Officer:                          :
                                                       :
Gregg R. Tewksbury, Corporate Controller               :\ By /s/_______________
                                                       :/    Mark A. Gavin
Directors:                                             :     Chief Financial
                                                       :     Officer
Richard B. Baybutt                                     :
Peter J. Baxter                                        :
Christopher V. Bean                                    :
Calvin L. Frink                                        :
Eugene E. Gaffey                                       :
Elizabeth Sears Hager                                  :
Douglas S. Hatfield, Jr.                               :
Phillip A. Mason                                       :
Emerson H. O'Brien                                     :
L. William Slanetz                                     :
 ........................................................






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